EXHIBIT 5.1


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                                                                   EXHIBIT 5.1






                                              July 23, 1996

Frequency Electronics, Inc.
55 Charles Lindbergh Boulevard
Mitchel Field, NY 11553



Gentlemen:

     You have requested our opinion as counsel for Frequency Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of 1,077,113 shares of common stock issuable under the Frequency Electronics, Inc. Restricted Stock Plan or upon the exercise of options granted under certain of the Company's other employee benefit plans including the 1982 Frequency Electronics, Inc. Incentive Stock Option Plan, the 1984 Frequency Electronics, Inc. Incentive Stock Option Plan, the Frequency Electronics, Inc. 1987 Incentive Stock Option Plan, the Frequency Electronics, Inc. Senior Executive Stock Option Plan, and the Frequency Electronics, Inc. 1993 Nonstatutory Stock Option Plan.

     We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about
July 26, 1996 (the "Registration Statement"). We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registrant Statement, the shares of common stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            VERY TRULY YOURS,

                                            JOHN L. MILLING


                                            By /s/ Scott Rapfogel
                                               Scott Rapfogel

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